EXHIBIT 10.2
                           ---------------------


                           INDEPENDENT AGREEMENT

                                 between

                       SIMPSON STRONG-TIE CO., INC.
                              (BREA BRANCH)

                                   and

                     TOOL & DIE CRAFTSMEN ASSOCIATION

                                effective

                JANUARY 1, 1996 through DECEMBER 31, 1998

                TOOL & DIE CRAFTSMAN ASSOCIATION CONTRACT
                            TABLE OF CONTENTS

Article                                                       Page
  No.                     Description                          No.
- - ----- ------------------------------------------------------ ------

I     UNION RECOGNITION AND WORK JURISDICTION                   1

      Section 1.  Employees Covered                             1
      Section 2.  Employees Not Covered                         1
      Section 3.  Union Retains Jurisdiction                    1

II    UNION SECURITY                                            2

      Section 1.  Union Membership                              2
      Section 2.  Hiring of Employees                           2
      Section 3.  No Discrimination                             2

III   MANAGEMENT SECURITY                                       3

      Section 1.  No Strike - No Lockout                        3
      Section 2.  Employee Considered as Quit                   3

IV    WAGES AND CLASSIFICATIONS                                 4

      Section 1.  Wages                                         4
      Section 2.  Definition of Job Classifications             4
      Section 3.  New Work                                      4
      Section 4.  Deductions from Pay                           4
      Section 5.  Weekly Pay Periods                            4
      Section 6.  No Reduction in Pay                           4

V     JURY PAY - FUNERAL LEAVE                                  5

      Section  1.  Jury Service                                 5
      Section  2.  Funeral Leave                                5

VI    APPRENTICES                                               6
      Section  1.  Acceptance of Standards                      6
      Section  2.  Pay for Apprentices                          6
      Section  3.  Ratio and Rules                              6
      Section  4.  Seniority for Apprentices                    6
      Section  5.  Termination of Apprentices                   7

VII   HOURS AND SHIFTS                                          8

      Section  1.  Hours                                        8
      Section  2.  Shifts and Shift Differentials               8
      Section  3.  Transfer to Another Shift                    8
      Section  4.  Overtime                                     9
      Section  5.  Call-in and Call-back Pay                    9
      Section  6.  Travel Time                                 10

VIII  HOLIDAYS                                                 11

      Section  1.  Recognized Holidays                         11
      Section  2.  Qualifying Conditions                       11
      Section  3.  Holiday on Saturday and Sunday              11
      Section  4.  Holidays During Vacations                   11
      Section  5.  Pay for Work on a Holiday                   12
      Section  6.  The Day Before New Year's                   12

Article                                                       Page
  No.                     Description                          No.
- - ----- ------------------------------------------------------ ------

IX    VACATIONS                                                13

      Section  1.  Qualifying Period                           13
      Section  2.  Vacations Not Accumulative                  14
      Section  3.  Scheduling of Vacations                     14
      Section  4.  Vacation Pay as Severance Pay               14
      Section  5.  Employees' Vacation Option                  14

X     SENIORITY                                                15

      Section  1.  Seniority Rules                             15
      Section  2.  Loss of Seniority                           15
      Section  3.  Notice of Layoff                            16
      Section  4.  Leaves of Absence                           16
      Section  5.  Information Furnished the Union             16
      Section  6.  Promotions Outside the Bargaining           16

XI    UNION REPRESENTATIVE                                     17

      Section  1.  Union Representative                        17

XII   GRIEVANCE PROCEDURE                                      18

      Section  1.  Grievance Defined                           18
      Section  2.  Grievance Procedure                         18
      Section  3.  General Rules                               19

XIII  WORKING CONDITIONS                                       20

      Section  1.  Industrial Accidents                        20
      Section  2.  Safety Rules                                20
      Section  3.  Physical Examinations                       21
      Section  4.  No Age Limit                                21
      Section  5.  Safety Equipment                            21

XIV   MISCELLANEOUS SUBJECTS                                   22

      Section  1.  Assignability                               22
      Section  2.  Saving Clause                               22
      Section  3.  Outside Work                                22

XV    GROUP INSURANCE, HOSPITALIZATION, SURGICAL AND
       MEDICAL PROGRAM                                         23

XVI   PENSION PLAN                                             26

XVII  MANAGEMENT FUNCTIONS                                     27

XVIII PLAN RELOCATION AND SEVERANCE PAY                        28

XIX   LEADMEN                                                  29

XX    DURATION OF AGREEMENT                                    30

Article                                                       Page
  No.                     Description                          No.
- - ----- ------------------------------------------------------ ------

APPENDIX

A     WAGES                                                    31

      Section  1.  Classification and Rates of Pay             31
      Section  2.  Red Circle Classification                   31

B     JOB CLASSIFICATIONS                                      32

D     SICK LEAVE PLAN SUPPLEMENTING U.C.D. OR WORKERS'
       COMPENSATION INSURANCE                                  33

      Section  1.  General Purposes                            33
      Section  2.  Eligibility and Duration of Benefits        33
      Section  3.  Eligibility and Duration of Sick Leave      34
      Section  4.  General Provisions                          34

OFFICIAL MINUTES NUMBER ONE                                    36

OFFICIAL MINUTES NUMBER TWO                                    36

(20) ATTENDANCE INCENTIVE PROGRAM                              37

This Agreement is between SIMPSON STRONG-TIE COMPANY INC. (BREA BRANCH) Party of the first part, hereinafter referred to as "the Employer" and the TOOL AND DIE CRAFTSMAN ASSOCIATION, party of the second part, hereinafter referred to as "the Union".

                       GENERAL PURPOSE OF AGREEMENT

The general purpose of this Agreement is to set forth the hours of work, rates of pay, and conditions to be observed by the Employer and the Union; and to provide orderly and harmonious procedures between the Employer and the Union and to secure a prompt and fair disposition of grievances. It is the further purpose of the Agreement to prevent interruption of work and to promote the efficient operation of the business. The Union subscribes to the principles of a fair days work for a fair days pay, and the Employer subscribes to the principle of a fair days pay for a fair days work.

WITNESSETH:  It is hereby mutually agreed to as follows:

           ARTICLE I - UNION RECOGNITION AND WORK JURISDICTION


Section 1.. Employees Covered

This agreement shall cover, and the Employer recognized the Union as the sole bargaining agent for the employees working within the trade claims of the Union as set forth in their constitution in effect on the effective date of this Agreement, and further for employees covered by N.L.R.B. Case Number NONE. Such employees are set forth below:

All Tool and Die Makers, Tool and Die Apprentices, Tool and Die
Machinists, Machine Repairmen, Maintenance Helpers, and Machine Repair Apprentices, their Leadmen and/or Working Foremen employed by the Employer signatory to this Agreement.

Any dispute concerning the intent or application of N.L.R.B.
certification in N.L.R.B. Case Number NONE shall be resolved solely through appropriate N.L.R.B. procedures.


Section 2. Employees Not Covered

All employees presently represented by Collective Bargaining Agreements with other Unions, Clerical and Office Employees, Professional personnel, Office Janitors, Engineering personnel, Technical Personnel, Foremen, Supervisors, Watchmen and Guards as defined in the National Labor
Relations Act of 1947, as amended.

Note: Supervisors, Foremen, Engineering personnel and Technical personnel, who do not use the tools of the trade except in a supervisory capacity are specifically excluded from coverage of this Agreement. It is not intended that the exclusion of Supervisors or Foremen would apply to Leadmen and/or Working Foremen.

Section 3. Union Retains Jurisdiction

The Union and the Employer agree that during the life of this Agreement, they will not surrender jurisdiction over any of the employees covered by this Agreement to any other union.

                       ARTICLE II - UNION SECURITY


Section 1. Union Membership

All employees covered by this Agreement shall become and remain members of the Union as a condition of employment on one of the following dates, whichever is later:

      The 31st calendar day following the beginning of their employment The 31st calendar day following the effective date of signing this
       Agreement


Section 2. Hiring of Employees

a. The Employer shall notify the Union of all job openings within the bargaining unit covered by this Agreement. The Union may refer applicants for such openings. In interviewing and hiring for such job openings, the Employer will not discriminate against any applicant referred by the Union.

The Employer will notify the Union office and the Ship Steward of the name, address, social security number, classification and date of hire within three (3) days from the date of hire.

b. In the application of SECTION 1. above, when the Employer is notified by the Union in writing that an employee has failed to make application and tender the Union initiation fee or reinstatement fee, or is not a member in good standing by failing to tender the Union dues, the Employer shall, within two (2) working days terminate such employee. Such employee shall not be re-employed by the Employer during the life of this Agreement unless the employee becomes a member in good standing in the Union as defined by Law.


Section 3. No Discrimination

There shall be no discrimination against any member of the Union by the Employer and/or against the Employer by the Union.

There shall be no discrimination against any employee or applicant for employment based on his race, color, creed, national origin or sex.

The Employer and the Union mutually reaffirm their continued compliance with the requirements, purpose and intent of applicable Executive Orders, Federal, State and other legislation pertaining to fair employment practices and non-discrimination in employment.

                    ARTICLE III - MANAGEMENT SECURITY


Section 1. No Strike - No Lockout

a. During the life of this agreement the Union will not cause a strike or production stoppage of any kind, nor will any employees take part in a strike, intentionally slow down in the rate of production, or in any manner cause interference with or stoppage of the Employer's work, provided the Employer follows the Grievance Procedure for which provision is made herein. Likewise, the Employer agrees that there shall be no lockouts during the life of this Agreement provided the Union follows the Grievance Procedure for which provision is made herein.

b. It shall not considered a violation of this Agreement if employees of an individual company fail to report for work by reason of a legitimate, authorized picket line established by another union which has a collective bargaining agreement with the company, or the Central Labor Council having jurisdiction.

In exception to the above, unions signatory to this Agreement shall not observe a picket line, placed for organizational purposes unless proof is submitted that the Union placing the picket line represents the major of people in the unit claimed.

Section 2. Employee Considered as Quit

In the event an employee or group of employees violates the provisions of this Article, he or they shall be deemed to have quit the employment. If such an employee or group of employees are re-employed by the Employer, any restoration or benefits shall be by mutual agreement with the Union.

                  ARTICLE IV - WAGES AND CLASSIFICATIONS

Section 1. Wages

Minimum wages for classifications of employees covered by this Agreement are set forth in Appendix A which is a part of this Agreement. Premium wage rates over and above the minimum wage rates may be paid by the Employer.

Section 2. Definition of Job Classifications

Definition for job classifications contained in the wage structure (Appendix B which is a part of this Agreement.

Section 3. New Work

In the event the Employer introduces new Machinery or equipment resulting in a new method or work process properly coming within the jurisdiction of the Union, which the Union believes has been improperly assigned, the Employer and the Union shall, upon written request, enter into negotiations as to the proper assignment of the work within the existing classifications covered by this Agreement. If no agreement is reached, the dispute shall be referred to Arbitration as provided in Step 4 of the Grievance Procedure. Pending final settlement, the new work shall continue to be performed in the classification established by the Employer.

Section 4. Deductions from Pay

There shall be no deductions from employees pay covered by this Agreement except as provided in this Agreement or as required and in the manner prescribed by law.

Section 5. Weekly Pay Periods

Except where otherwise agreed to between an individual Company and the Union, wages shall be paid as follows:

Employees shall be paid weekly. There shall be no unreasonable delay in the payment of wages on pay day.

When pad day falls on a recognized holiday, the day preceding the holiday shall be considered as pay day.

In companies where pay day is on Friday, employees on second or third shift shall be paid not later than the termination of their shift preceding the Friday day shift.

Section 6. No Reduction in Pay

No Person shall suffer a reduction in his hourly rate of pay because of the adoption of the adoption of this Agreement.

                   ARTICLE V - JURY PAY - FUNERAL LEAVE

Section 1. Jury Service

a. Employees who are called for jury service will be granted the necessary time off once per year for the scheduled work days you are required to serve in court.

b. You will be entitled to compensation at your straight time hourly rate for eight hours pay less compensation you are entitled to receive for jury service.

c. You will expected to present proof of service, including time served and amount of pay received.

d. First shift employees, who are excused from jury service prior to 12:00 noon, are expected to return to work for the balance of their shift. Second and third shift employees who are excused prior to 12:00 noon are expected to report for their full, regular shift.

e. This Article shall not apply in any case where an employee voluntarily seeks jury service.

Section 2. Funeral Leave

An employee will be given three (3) day's funeral leave with pay, at his regular hourly, straight time rate for death in his immediate family. Immediate family shall be spouse, children, mother, father, brother, sister, mother-in-law, father-in-law, adopted child or stepchild, and grandparents. This provision does not apply if the employee is on leave of absence or lay off.

                         ARTICLE VI - APPRENTICES

Section 1. Acceptance of Standards

All Tool and Die and Machine Repair Apprentices shall be governed by the Joint Apprenticeship Committee.

Section 2. Pay for Apprentices

Apprentices shall be paid not less than the following percentages of the Journeyman Tool and Die Makers or Machine Repairman wage rates:

     1st 6 months - 40%               7th 6 months - 70%
     2nd 6 months - 45%               8th 6 months - 75%
     3rd 6 months - 50%               9th 6 months - 80%
     4th 6 months - 55%               10th 6 months - 85%
     5th 6 months - 60%               11th 6 months - 90%
     6th 6 months - 65%               12th 6 months - 95%
                                      Thereafter - Journeyman Rate

Section 3. Ratio And Rules
There shall be ones (1) Apprentice for each approved shop employing three
(3) or more Journeyman Tool and Die Makers or Machine Repairmen and additional apprentices shall be allowed upon application to the approval from the Joint apprenticeship Committee, provided, however, that the total ratio shall not exceed one (1) apprentice for each three (3) Journeyman Tool and Die Makers or Machine Repairmen.

In exception to the above, a plant is not currently training Apprentices shall not indenture an Apprentice as required above while there are Journeyman Tool and Die Makers or Machine Repairmen on layoff and subject to recall to their plant.

Section 4. Seniority for Apprentices

When an Apprentice has completed has completed his formal indentured training program, the Employer at whose plant he completed his training program, reserves the right to terminate the Apprentice or retain him as a Journeyman. The Employer will notify the Apprentice two (2) calendar weeks prior to the actual date of termination. If the Employer elects to retain the employee as a Journeyman, such employee shall carry the seniority he acquired as an Apprentice to his Journeyman classification.

If the apprentice is terminated and rehired within one (1) year, he will be given full seniority credit for his time worked as an apprentice at that company.

Section 5. Termination of Apprentices

Following the probationary period set forth in the Joint Apprenticeship Standards, no apprentice shall be laid off or be permitted to leave his employment without the approval of the Joint Apprenticeship Committee provided, however, that nothing in this section shall prevent an Employer from discharging an Apprentice for just cause other than for failure to comply with the Joint Apprenticeship Standards which are within the jurisdiction of the committee. Any discharge shall be reported immediately to the Joint Apprenticeship Committee. Should the Joint Apprenticeship Committee or the Union desire to appeal this discharge, it shall be appealed to Step 3 of Article XII, Grievance Procedure, within three (3) working days following the date the Secretary of the Joint Apprenticeship Committee receives the report of the discharge.

                     ARTICLE VII - HOURS AND SHIFTS

Section 1. Hours

a. Except as provided in Section 5, Call-In Pay, this Article defines the normal hours of work and shall not be construed as a guarantee of hours of work per day or per week, or of days of work per week.

b. Except as provided in Section 2, eight (8) hours continuous employment exclusive of a lunch period shall constitute a day's work, between the hours of seven (7) A.M. and three-thirty (3:30) P.M.; forty (40) hours shall constitute a week's work from seven (7) A.M. Monday to three-thirty (3:30) P.M. Friday. The number of employees who can start prior to the regularly established shift time and regular work week may be changed by the Employer provided the Union is given forty-eight (48) hours advanced notice of such change.

c. If you are unable to work for any reason, you are required to call in and advise the Company within thirty (30) minutes or earlier of your starting time of the reason and when you anticipate returning to work.

d. Employees who leave the Company premises on personal business are required to clock out and clock back in at all times.

Section 2. Shifts and Shift Differentials

a. First or regular day shift - A consecutive eight (8) hour period, between the hours of 7:00 A.M. and 3:30 P.M., exclusive of a lunch period on the employee's time.

b. Where two shifts are worked - The second shift shall start not later than thirty (30) minutes after the first shift terminates and shall consist of eight (8) consecutive hours of work, exclusive of a thirty
(30) minute lunch period on the employee's time.

c. Employees assigned to a second or third shift operation shall be paid the second shift hourly rate for the time worked. (See Appendix A).

d. Employees on third shift shall receive eight (8) hours pay provided they work a full shift.

Section 3. Transfer to Another Shift

a. Employees transferred from one shift to another shall be given twenty-four (24) hours notice or shall be paid overtime for the first shift so worked. Change of shift shall not result in any loss of time to an employee, and when the employee is transferred from one shift to another with the requisite twenty-four (24) hours notice and where the transfer if or more than one shift, no overtime pay shall be required. When an employee is transferred from one shift to another for one shift only, he shall be compensated at overtime rate. In all cases of transfer, the employee affected shall have a minimum rest period of seven (7) hours between shifts.

b. Shop Stewards or Acting Shop Stewards shall not be transferred from the shift to which they are assigned while work which they are capable of performing is available.

Section 4. Overtime

All work performed by employees covered by this Agreement outside of the standard straight time hours of work and shifts as set forth in Section 1 and 2 of this Article shall be paid for at time and one-half (1-1/2) for the 9th and 10th hours worked, Monday through Friday, and the first eight
(8) hours worked on Saturday. All other overtime shall be at doubletime
(2).

a. When overtime is necessary, it is agreed that over a period of time, individual companies will distribute this overtime in a fair and equitable manner by work group and by shift.

b. Employees refusing such overtime opportunity, or absent on such day, will be credited the overtime offered to them for purposes of equalizing overtime distribution only.

c. If an employee is offered and accepts to work overtime, then the overtime will be considered a normal work day for attendance purposes only.

d. The Union recognizes that a certain amount of overtime is required in the Employer's operations due to production needs and customer demands. The Employer recognizes the right of individual employees to accept or refuse overtime work. It is agreed however, that the concerted refusal of a group of employees to work overtime would be a violation of Article III.

e. New employees shall not receive overtime work credit for purposes of equalization until completion of their probationary period and then they shall be given an overtime worked credit to equal to that of the highest credited employee of the work group on this shift.

f. The Employer shall make available upon request by the Shop Steward records of overtime hours worked in the previous month.

Section 5. Call-in and Call-back Pay

a. Any employee called and/or reporting for work at the beginning of his regular shift shall receive either four (4) hours pay at the applicable rate, provided he does not leave sooner of his own accord. Any employee who works more than four (4) hours on his regular shift shall receive either work or pay at the applicable rate for the balance of such shift, provided he does not leave sooner of his own accord.

b. On Saturdays, Sundays and Holidays, any employee called and reporting for work shall receive not less than four (4) hours of work or four (4) hours of pay at the applicable rate, provided he does not leave sooner of his own accord. If such employee works more than four (4) hours on such shift, he shall be paid for the actual hours worked by him in excess of four (4) hours at the applicable rate.

c. The above provisions for call-in pay shall not apply when work is not available by reason of acts of God, fire, flood or any cause beyond the control of the Employer.

d. An employee shall be deemed as requested to report on his regular shift unless notified by an authorized Employer Representative to the contrary at the close of the previous day's work, or by actual notice not later than twelve (12) hours before the beginning of his next regular shift. In the event an employee has been absent for an reason, this section shall not apply unless he has first contacted his supervisor and is notified when to report to work.

e. An employee who has left the Employer's premises and is called back to work by the Employer after the termination of his regular shift shall receive not less than four (4) hours or four (4) hours pay the overtime rate.

f. An employee shall not be required to stand by for a call back to work after the termination of his regular shift.

Section 6. Travel Time

All time taken up in traveling to and from outside work, not to exceed eight (8) hours per day, computed from 8:00 A.M. to 8:00 A.M., shall be paid for at straight time, plus actual and necessary expenses until destination is reached and the employees have returned to their places of regular employment. If employees are required to travel on overtime days, they shall be paid travel time at overtime rates. First class transportation shall be provided or allowed. In the case of air travel, custom coach shall be considered first class transportation and shall be provided or allowed. In the case of air travel, custom coach shall be considered first class transportation and shall be provided wherever it is available. Otherwise regularly scheduled air coach may be used. Air travel accident insurance shall be provided by the Employer.

 In no event shall an employee be paid under this provision less than amount required by the applicable provisions or interpretations of the Fair Labor Standards Act as amended.

                         ARTICLE VIII - HOLIDAYS

Section 1. Recognized Holidays

Effective January 1, 1996, there shall be the following paid holidays during the duration of the Contract in effect from January 1, 1996, through December 31, 1998:

     New Year's Day               Thanksgiving Day
     Washington's Birthday        The Friday after Thanksgiving Day
     Good Friday                  The Day Before Christmas Day
     Memorial Day                 Christmas Day
     Fourth of July               Employee's Birthday
     Labor Day

Holidays may be rearranged by mutual agreement between the Company and a majority vote of their employees.


Section 2. Qualifying Conditions

a. The employee has been in the employ of the Employer for twenty-one
(21) days worked preceding the day on which the holiday is observed.

b. The employee worked the regularly scheduled work day prior to and the regularly scheduled work day following the holiday. If the employee worked some time during the two (2) calendar weeks preceding the week in which the holiday occurred, he will receive pay notwithstanding absence on the work day prior to or the work day following, where such absence was due to:

   1. Industrial accident;

   2. Bona fide illness covered by a doctor's certificate;

   3. A temporary layoff which extends ten (10) working days or less after the day on which the holiday occurred;

   4. Absence approved by the employer.

c. Holiday pay shall be eight (8) hours pay at the shift rate.

Section 3. Holiday on Saturday and Sunday

If a holiday set forth above falls on Saturday, the preceding Friday shall be observed as the holiday; if a holiday set forth above falls on Sunday and is observed by the Nation on the Monday following, said holiday will be paid under the conditions contained in this Article.

Section 4. Holidays During Vacations

When one of the paid holidays occurs within an employee's vacation period, he shall be required to take an additional day's vacation and he shall receive holiday pay as provided in this section, in addition to his vacation pay, provided he works the last scheduled work day prior to and the regularly scheduled work day following his vacation period. The exceptions in 2 (b) above, shall also apply to this section.

Section 5. Pay for Work on a Holiday

Employees who qualify for holiday pay in accordance with Section 2 above shall receive double time in addition to the holiday pay work performed on any of the recognized holidays.

Section 6. The Day Before New Year's

The following shall apply only to the day preceding New Year's Day: When more than one (1) shift is regularly scheduled, the shift hours may be arranged to permit second and third shift employees to celebrate New Year's Eve. Such arrangements shall not constitute a transfer of shift.

                           ARTICLE IX - VACATIONS

 Section 1. Qualifying Period

 The Employer shall adhere to the principle of paid vacations each year as follows:

 a. Beginning with the anniversary date of hire, paid vacations will be as follows:

      One (1) week vacation after one (1) year of service.
      Two (2) weeks vacation after two (2) years of service.
      Three (3) weeks vacation after eight (8) years of service
      Four (4) weeks vacation after eighteen (18) years of service.

 b. Determine vacation hours by multiplying proper vacation percentage figure, obtained in Paragraph (a) above, by the total hours worked as figured in Paragraph (c) below.

 c. Total all hours worked during the preceding year including the following:

    1. Employees who work a full shift shall be credited with eight (8) hours worked in computing vacation hours. Where they work less than a full shift, they shall be credited only with hours worked.

    2. Vacation time paid for, holidays paid for and jury time paid for shall be computed as time worked.

    3. Where either U.C.D. or Industrial Compensation payments are made for working days lost due to Sickness, Non-Industrial Accident, such days lost shall be considered as days worked for purposes of computing length of Vacation and Vacation Pay to the following amounts: Sickness or Non-Industrial Accident, 65 working days, (520 hours); Industrial Accident, 130 working days, (1040 hours). The employee must provide the required information to the Employers on or before his anniversary date of hire of the Vacation year in order to receive vacation credit for the time accumulated under the provisions of this paragraph.

 The Employer shall have available for the employee, the proper forms for filing the required information sixty (60) days prior to his anniversary date. Where the employee is unable to file due to disability, he shall have the opportunity to file after his return to work.

 d. Determine number of vacation days off by dividing eight (8) into hours earned as figured in Paragraph (c) above. When an employee's credit for vacation time off results in a fractional day of four (4) hours or less, the employee shall be paid vacation pay in lieu of time off. When the fractional day is over four (4) hours, the employee shall be required to take the day off. Should the length of vacation corresponding with the amount of vacation pay be computed to a fraction of a week or weeks, upon prior arrangements with the Employer, the employee shall have the option of rounding out his time off to an even number of weeks. Such additional time off shall be at the employee's expense.

 e. Vacation pay shall be at the employee's present shift rate of pay as of his vacation date. Federal, State and any other legal deductions must be taken from vacation pay.

 f. Employees temporarily assigned to another shift (a temporary assignment is defined as thirty (30) working days or less) immediately prior to June 30th shall receive their nominal shift rate of pay for the purposes of computing vacation pay.

 Section 2. Vacations Not Accumulative

 Neither vacations nor vacation pay will be accumulative from year to year, and no employee shall accept vacation payment in lieu of time off, except as provided in Section (d) above, or as mutually agreed upon between the Employer, employee and the Union.

 Section 3. Scheduling of Vacations

 Where it does not interfere with the efficient operation of the Employer's business, the Employer will cooperate with the individual preference of senior employees in scheduling vacations.

 When production problems necessitate shutting down the entire plant or a part thereof at one time, the Employer, where practical will provide work for employees who desire to work and who have not earned a full vacation.

 The Employer shall notify the employees as far in advance as possible, but in no event less than ninety (90) days prior to said closing.

 Section 4. Vacation Pay as Severance Pay

 a. Except as provided below, each employee upon termination shall receive any vacation earned but not received, since date of hire including pay based on hours worked after anniversary. Any employee who quits or is discharged for cause and who has not completed thirty (30) calendar days of service with the Employer shall not be entitled to vacation pay.

 b. In the case of layoff or discharge, where the number of days for severance pay due an employee would extend to or through any of the paid holidays set forth in Article VIII, such paid holiday shall be added to the pay due the employee laid off or discharged. The provisions of this paragraph shall not apply in any case of voluntary quit or in any case where an employee who is off the payroll by reason of sickness, injury or leave of absence requests payment of vacation pay.

 Section 5. Employee's Vacation Option.

 Employees with two (2) years seniority or more who have scheduled vacation period agreed to by the Employer who become subject to layoff prior to said vacation period may take the option of taking their earned vacation pay at time of layoff or leaving it with the Company to be paid to them at the time of their scheduled vacations.

In all other cases, employees shall be paid all earned vacation at time of layoff.

                          ARTICLE X - SENIORITY

Section 1. Seniority Rules

a. Any new employee shall be on probation and may be discharged during the first sixty (60) calendar days of employment without recourse to grievance procedure. Any grievance or matters other than competency or ability, which would not involve dismissal of an employee, shall be subject to grievance procedure.

Seniority for each employee shall start after he has completed his trial
period and will date   back to the beginning of his current employment.

b. An employee's seniority is defined as his length of continuous service with the Employer. It shall be applied as follows:

   1. In the event that work becomes slack and the Employer deems it necessary to reduce the working force in any of the classifications, the employee with the least seniority in the classification shall be the first employee laid off. It is provided, however, that if such employee has worked with the Employer in another classification, he may, at his option, in lieu of layoff, exercise his seniority in said classification for the purpose of bumping the employee with the least seniority.

In rehiring and recalling, the reverse of the above procedure shall be used.

   2. For purposes of layoff and recall only, Shop Stewards or acting Shop Stewards shall have top seniority while acting in the capacity of Shop Stewards.

   3. Employees who exercise their option to bump an employee in another classification because of seniority, must be willing, competent and qualified to perform the work remaining to be done in the classification and willing to take the rate of pay of the classification to which they are assigned.

   4. Employees retained or rehired because of seniority must be willing, competent and qualified to perform the work remaining to be done.

   5. All Journeyman Tool and Die Makers, and all Journeyman Machine Repairmen, must be willing, competent, and qualified to do all work required of a Journeyman.

Section 2. Loss of Seniority.

Continuous service shall be broken and recall rights forfeited by:

a. Failure to report for work within five (5) calendar days (or other agreed time in specific instances) after the date of notification of recall sent to the last address supplied by the employee to the office designated by the employer. (Copy of recall notice to be sent to the Union.)

b. Absence from work for a period equal to an employee's length of continuous service with an Employer up to a maximum of twelve (12) consecutive months.

c. Voluntary quit.

d. Discharge for cause.

e. If you do not report for a three (3) day period, nor can provide certificate excuses for your absence, it will be assumed that you have resigned as of your last day worked.

Section 3. Notice of Layoff

a. The Union and Shop Steward will be notified two (2) days prior to any layoff except where conditions beyond the control of the Company makes it impossible to give such notice, but in no event less than one (1) day prior to any layoff.

b. One the date that employees are laid off or terminated, the Union shall be notified in writing of the names and classifications of all employees laid off or terminated and the date such layoff or termination occurred.

Section 4. Leaves of Absence

a. In cases of established emergency, such as death in the immediate family, the Employer will grant a leave of absence for a reasonable period of time.

b. In all cases where leaves of absences are granted by the Employer to employees covered by this Agreement, the Union shall be notified in writing of the name of the employee, the effective date of the leave of absence. In the event a leave of absence is extended, such extension shall be made in writing to the employee with a copy to the Union. Any employee who does not return or overstays a leave of absence will be considered to have quit his employment, and if rehired shall be considered as a new employee.

c. Provided it will not interfere with the efficient operation of the plant, the Employer, upon written request of the Union, will grant a leave of absence to an employee for official Union business, such leave not to exceed six (6) months.

d. Individual companies and the Union may negotiate a special leave of absence policy for employees where a plant shut down occurs during the vacation period.

Section 5. Information Furnished the Union

Within ninety (90) days subsequent to the signing of this Agreement, the Employer shall furnish the Union with a seniority list covering all employees within the bargaining unit listing their names, classifications and status. (Active, Leave of Absence, Layoff, etc.)

When an individual Employer is requested in writing by the Union, he shall furnish a revised, up-to-date seniority list. Such request shall not be made more often than once in any calendar year.

Section 6. Promotions Outside the Bargaining Unit

Except in the case of an employee who becomes a member of another union within the plant, any employee transferred or promoted to a position in the plant which is outside the bargaining unit shall be credited for seniority purposes with seniority at the time of his promotion out of the bargaining unit, such credit to remain in effect for a period not to exceed two (2) years. However, the employee shall not accrue seniority credit while outside the bargaining unit.

                    ARTICLE XI - UNION REPRESENTATIVE

Section 1. Union Representation

a. Stewards Provided For - For the purpose of representation within a plant, the Union shall be entitled to a reasonable and adequate number of Stewards, who shall restrict their activities to the handling or other activities directly related to the interpretation or application of this Agreement, and in this connection shall be allowed a reasonable amount of time for this purpose.

b. Business Representative to Act for Steward - Where for any reason a plant doesn't have a Steward, Union members may be represented by a Business Representative of the Union who may process a grievance in place of the Steward. The Union will make every reasonable effort to maintain an active Steward with credentials and authority to act as such.

c. Access to Establishment - Business Representatives of the Union, for performance of official Union duties, upon application to the office of the Employer, shall be permitted to enter the premises of the Employer at any time during working hours. The Business representative shall not unreasonably interfere with the normal work duties of employees or the operation of the plant.

d. Union May Use Bulletin Board - The Union shall have the privilege of suitable space on bulletin boards, for posting notices of official Union business, provided that copies of such notices are delivered to the Employer prior to posting.

                     ARTICLE XII - GRIEVANCE PROCEDURE

Section 1. Grievance Defined

a. A grievance is defined as a condition that exists as a result of an unsatisfactory adjustment or failure to adjust a claim or dispute by an employee or employees, the Steward or Stewards for the Union concerning rates of pay, hours or working conditions set forth herein, or the interpretation or application of this Agreement. All grievances shall be processed in accordance with the following procedure.

Section 2. Grievance Procedure

Step 1 - Oral Procedure - No matter shall be considered a grievance until it is first taken up orally by the employee and/or the Shop Steward with the immediate foreman or supervisor who will attempt to settle the matter. If the alleged grievance is not settled, it shall be reduced to writing and processed directly into Step 2 at which time it is considered an official grievance and subject to the time limits set forth herein.

Step 2 - Steward and Foreman - (Written Grievance) The Shop Steward shall take up the grievance with the immediate foreman or supervisor who will attempt to adjust the grievance and the Company will render a decision in writing within two (2) working days from the time of its presentation to him. When an unsatisfactory answer is received the grievance may be referred to Step 3 in writing. If the grievance is unanswered at the expiration of two (2) working days, the grievance will automatically be referred to Step 3

Step 3 - Business Representative and Management - The Business Representative or authorized Union Representative (not a Shop Steward) and a representative of the Employer shall meet with the Employer or the or the Company's representative authorized to handle such matters, within
(3) working days. The Company or the Union shall render an answer in writing within five (5) working days after such meeting. When an unsatisfactory answer is received, the grievance may be referred directly to Arbitration, Step 4. The decision for Arbitration must be made in writing within five (5) working days.

Step 4 - Arbitration

a. Organization of Arbitration Committee - Upon receipt of a written request for arbitration of a grievance or dispute under this procedure, one member representing the Employer and one member representing the Union shall be named to the Arbitration Committee. They shall meet within three (3) working days to choose an Impartial Chairman of the Arbitration Committee and to arrange for the time and place of arbitration to take place within the following seven (7) working day period.

b. Selecting an Impartial Chairman - In the event that agreement cannot be reached on an Impartial Chairman within the three (3) working day time limit set forth in paragraph (a) above, the United States Conciliation Service shall be requested to submit a panel of five (5) established arbitrators from the States of Washington, Oregon and California. Both the Employer and the Union shall have the right to strike two (2) names from the panel submitted by the U.S. Conciliation Service.

The remaining name on the panel shall automatically become the Impartial Chairman of the Arbitration Committee. This selection of the Impartial Chairman shall be made within six (6) days after the Employer and the Union members of the Arbitration Committee cannot reach agreement on an Impartial Chairman. The selection of an Impartial Chairman so made will be equally effective as if made directly by the parties hereto.

c. Decision is Binding - The decision of the majority of the Arbitration Committee shall be final and binding on the Employer and the Union, such decision shall be within the scope and terms of this Agreement but shall not add to, subtract from, alter or change the scope and terms. The decision shall be rendered in writing within ten (10) days from the time of presentation to the Arbitration Committee and shall specify the effective date of the decision.

Section 3. General Rules

a. The expenses authorized and incurred by the Arbitration Committee shall be borne equally by the parties.

b. The limits may be extended by mutual agreement.

c. In the event the Union or the Employer, as such, has a grievance, the grievance shall be processed directly into Step 3.

d. Any grievance shall be considered settled unless it is referred in writing to the next succeeding step within five (5) working days from the date a written decision is given on grievance.

e. Grievances regarding alleged improper discharge or layoff must be filed within three (3) working days after such discharge or layoff. Other grievances shall be without effect and void unless presented in writing to the lowest applicable step within fifteen (15) days from the date of occurrence or within fifteen days from the date the employee, employees or the Union first acquire, or by ordinary observation, should have acquired, knowledge of the fact or facts upon which the grievance is based. Retroactive pay shall be limited to a maximum of thirty (30) working days except in cases of willful violation of contract, the Arbitrator may waive the thirty (30) working day limitation on retroactivity.

                     ARTICLE XIII - WORKING CONDITIONS

Section 1. Industrial Accidents

When an employee is injured so seriously as to require that he be excused from work by an authorized representative of management, he shall be paid for the balance of the shift on which the industrial injury occurred.

When, after the employee returns to work, there is a bona fide reoccurrence of the injury on the job and an authorized representative of management, acting on the recommendation of a doctor, excuses the employee from work, he shall be paid for the balance of the shift.

Employees who are working after having a compensable injury or illness who are required to take time off during a regular working day to receive medical treatment fro such compensable injury or illness shall be paid their regular hourly rate of pay for such time off.

Section 2. Safety Rules

In the interest of maintaining high standards of safety, and to minimize industrial accidents and illness, the following is agreed:

a. The Employer will comply with all State and Federal safety and sanitary laws. Suitable washrooms with soap and towels shall be maintained and kept in clean and sanitary condition.

b. Adequate safety devices shall be provided by the Employer and when such devices are furnished, it shall be mandatory for employees to use them.

c. No employee shall be permitted to work alone in any shop or in any isolated spots in any shop which are beyond the call or observation of other persons such as tool and die, sheetmetal or management personnel.

d. Where an Employer has a safety program and requires an employee to wear safety glasses, the Employer shall provide standard safety frames and non-prescription lenses and it is mandatory that the employee wear them provided that the condition of his eyes is such that he does not require prescription glasses.

Where an employee requires prescription glasses, he shall provide the prescription and the Employer will pay one-half of the cost of the standard safety frames and the safety lenses ground to his prescription. The full cost of replacement of frames and lenses due to work accidents shall be borne by the Employer.

e. Adequate heat and ventilation shall be provided where practical.

f. Any Employer requiring employees to perform welding shall furnish colored glasses for welders hoods and goggles.

g. No employee shall be discharged or disciplined for refusing to work on a job if his refusal is based upon the claim that said job is not safe or might unduly endanger his health until it has been determined that the job is or has been made safe and will not unduly endanger his health.

Section 3. Physical Examinations

a. In the interest of safety and to protect the health of the employees, the Employer may require prospective employees to submit to a medical examination at the Employer's expense.

b. At any time following the hiring of an employee, the Employer may require the employee to take a physical examination. The intention here is to avoid having employees on jobs which might jeopardize their health or the safety and health of others.

Should the medical examination disclose such conditions, the Employer will make every effort to assign the employee to other work in his classification and within his capability. When such other work is not available, the employee may be removed from the payroll and the case taken up with the Business Representative of the Union. If no agreement is reached within five (5) working days after the employee returns to work, the Union may refer the matter to the Grievance Procedure.

When available to the Employer, copy of medical report will immediately be furnished the employee.

Cost of Medical examination shall be paid by Employer.

Section 4. No Age Limit

In hiring, there shall be no age limit except as provided by law.

Section 5. Safety Equipment

a. The Company agrees to pay 100% or up to $100.00 of the cost of approved safety shoes for all employees.

b. Reimbursement to apply to one pair of shoes per year.

                  ARTICLE XIV - MISCELLANEOUS SUBJECTS

Section 1. Assignability

a. Before any sale, assignment, or other change in name of ownership is made by an Employer party to this Agreement, the Union shall be notified in writing of the contemplated sale, assignment or change at the time of filing of the NOTICE OF INTENT TO SELL. The new ownership shall be fully informed as to all terms and conditions of this Agreement.

b. The Employer party to this agreement will do everything in its power to see that employees covered by this Agreement do not suffer a loss of benefits provided by this Agreement through sale, assignment, or other change in name of ownership.

Section 2. Saving Clause

In the event any clause or provision of this Agreement should become invalid by reason of present or future legislation, such legislation shall not invalidate the other provisions of this Agreement.

Section 3. Outside Work

The Employer and the Union agrees that any employee who engages in the manufacture or repair of tools, dies, jigs, fixtures, gauges, models, and/or experimental work for a company other than his primary employer, shall be subject to disciplinary action ranging up to and including discharge.

The Employer will give to the Union the pertinent facts of all cases of discharge which occur as a result of this Section.

              ARTICLE XV - GROUP INSURANCE, HOSPITALIZATION,
                       SURGICAL AND MEDICAL PROGRAM

a. The C.M.T.A. - Tool and Die Craftsman Association Trust (hereinafter referred to as the "Trust") shall continue to administer the Group Insurance, Hospitalization, Surgical and Medical Program established by and under the Trust.

b. The Trustees of the Trust shall be appointed as follows:

   1. Three Employee Trustees by the California Metal Trades Assn.
   2. Three Union Trustees by the Tool and Die Craftsman Association
Union.

c. The sole obligation of the Employers and employees covered by this Contract in the matter of Group Insurance, Hospitalization, Surgical, Medical and Dental Program, beginning September 1, 1993, and ending August 31, 1995, shall be to make the following contributions per month beginning with the dates and in the amounts as follows and on the following conditions - an employee's deduction in the proper amount to maintain benefits will be provided. The employer contribution shall be as follows:

                                                         Up to a
                               Employer                Maximum of
                          ------------------           -----------
     First Year           October 1, 1995              $ 435.00
     Second Year          September 1, 1996            $ 450.00
     Third Year           September 1, 1997            $ 465.00

   1. Employees Covered - Employees actively at work on the first of the month who were covered by the Trust in the preceding month.

   Payment Due - The first day of the month. (Should the first day of the month fall on Saturday, Sunday, or a holiday, the first work day immediately following shall be regarded as the first.)

   2. Employees Covered - Employees actively at work after the first of the month who were covered by the Trust in the preceding month.

   Payment Due -The first of the month following the month in which the employees commences to work.

   3. Employees Covered - Employees actively at work in any month who were not covered by the Trust in the month immediately preceding.

   Payment Due - The first of the month following one month of being actively at work.

   4. The term "Actively at work" as used above means that the employee is working under the direction of his employer and is receiving compensation for work actually being performed.

   Employees not actively at work on the first day of any month by reason of paid vacation and/or jury duty compensated for under this Contract shall be deemed actively at work.

   5. In case an employee is no "actively at work" on the first of any month due to non-occupational disability or sickness, the month payment as indicated in paragraph (c) above will be made by his Employer for a period not exceeding six (6) months for such employee.

   6. In case an employee is not actively at work on the first day of any month due to occupational disability or sickness, the monthly payment as indicated in paragraph (c) above will be made by a period not exceeding twelve (12) months for such employee.

d. The sole obligation of the Employer will be to pay the monthly contributions described in paragraph (c) above. All expenses in connection with the establishment, administration and operation of the Trust shall be paid from these monthly contributions.

e. The monthly contributions, as described in paragraph (c) above, shall be paid by the Employer to the Trust, or to such person or organizational, in whole or in part, as the Trustees may designate.

f. All hospital, surgical and medical claims will be the obligation of the Trust, except where any claim is the obligation of any prior insurer or service plan.

g. The right to determine the amounts of benefits, the eligibility of employees and their dependents to draw benefits and like functions, shall be vested solely in the Trustees of the Trust.

h. In no event will coverage be provided by the Trustees which requires the payment of overlapping, duplicate or double benefits in insurance where the employee, husband, wife or dependents are also employed by firms parties to this Agreement.

I. General Conditions - The Hospitalization, Surgical and Medical Program established hereunder shall be subject to the following conditions:

   1. Such program may be extended at the option of an Employer covered by this Contract to employees not covered by this Contract and to individual proprietors and partners if payments on their behalf are deductible for tax purposes.

   2. Determination and payment of claims shall be the insurance or service plan companies according to their standards and policies, and shall not be subject to the grievance procedure.

   3. The Hospital, Surgical and Medical program to be established hereunder shall be reduced to the extent of any duplicate coverage provided by present and subsequent State or Federal Legislation.

   4. Coverage for employees will terminate at the earliest of any of the following dates:

      a) The date the plan is discontinued;

      b) The date his employer ceases to participate in the plan;

      c) The date of entry into full-time military, naval or air service;

      d) The last day of the month in which employment terminates, except that life insurance benefits will remain in force thirty-one (31) days following termination of employment. The present life insurance provisions providing for conversion of insurance at the option of the employee at his expense will be continued;

      e) If termination of employment is due to cessation of an Employer's business operations, personal leave of absence or temporary layoff, the insurance may be continued for a period not exceeding twelve
(12) months if the employee pays the proper monthly premium on or before the first day of each month to his Employer;

      f) Part-time employees (those who are hired to work twenty (20) hours a week or less) are excluded from the coverage provided by this
Article XV.

   5. The coordination of benefits program is the C.M.T.A.-Tool and Die Craftsmen Association Health and Welfare Trust Agreement is part of this Agreement.

                      ARTICLE XVI - PENSION PROGRAM

It is hereby understood and agreed:

a. Each individual Employer will pay the contributions indicated below for each hour worked by employees employed by such individual Employer under this collective bargaining agreement to the C.M.T.A. - Independent Tool and Die Craftsmen Association of Trust dated September 1, 1961, and will comply with the terms and conditions of said Trust and regulations issued pursuant thereto, provided however, that the Employer's rate and amount of contributions shall be subject to reduction on account of credits as prescribed in Article XI of the Trust. The Employer's sole obligation regarding pensions shall be as set forth below. The contributions shall be as follows:

     First year -               January 1, 1996, $1.35 per hour worked
     Second year -              January 1, 1997, $1.40 per hour worked
     Third year -               January 1, 1998, $1.45 per hour worked


The Pension Contribution for apprentices shall be as follows:

     1st year -                 $ .40 per hour
     2nd year -                 $ .50 per hour
     3rd year -                 $ .60 per hour
     4th year -                 $ .70 per hour
     5th year -                 $ .80 per hour
     6th year -                 $ .90 per hour
     Thereafter -               Journeyman Rate

b. The Pension Plan to be adopted by the Board of Trustees shall comply with paragraph (5) and (6) of Article XVI of the collective bargaining agreement of October 16, 1961.

c. It is further agreed that it is the intention of the parties to this agreement that no Employer shall be required to provide double benefits. To this end, any pension plan which is now or may be established by any Employer, including all of its provisions, its alteration in any way, or its termination in whole or in part, will be considered outside the scope of collective bargaining for as long as such plan exists.

                   ARTICLE XVII - MANAGEMENT FUNCTIONS

Nothing in this Agreement is intended nor shall it be construed as denying to the Employer the right to supervise and control all operations and direct all working forces, including the right to select and hire in accordance with this Agreement, classify and establish rates applicable to new jobs, determine the merit rating of any employee within the job classification in which he may be classified, discipline, discharge for justifiable cause, layoff, promote, demote, or transfer employees in accordance with the terms of this Agreement.

The Employer shall have the right to establish and use new methods and processes of manufacture, control and regulate the use of all equipment of the Employer, and maintain efficiency by the employees, provided that the provisions of this Article shall not be used by the Employer for the purpose of discriminating against the Union or any employees. The Union reserves the right to protest the reasonableness of the Employer's rules and regulations through the grievance procedure in this Agreement.

            ARTICLE XVIII - PLANT RELOCATION AND SEVERANCE PAY

a. If an individual Employer covered by this Agreement:

   1. Closes his plant or a department or moves his plant or a dependent outside the five (5) Southern California counties, including Orange, Los Angeles, Riverside, San Bernadino, and San Diego.

   2. This Closing or moving results in the termination of employees;

   The individual Employer shall pay severance pay to terminated employees as follows:

   3. Less than one (1) year of continuous service - no severance pay.

   4. One (1) full week's pay (forty (40) hours straight-time at the classification rate of pay) for every year of service in the company.

   This applies only to active employees and employees on layoff status for less than one (1) year from the date of plant or department closure.

b. If the Employer moves his plant or a department within the five (5) Southern California Counties, the Employer will continue to recognize the Union and employees may take their seniority rights with them to the new location; but shall receive no severance pay.

c. The Employer will pay up to three (3) premiums for the benefits set forth in Article XV of this Agreement for employees who receive severance pay provided those employees are not covered by another Employer paid plan providing these benefits. In order to receive these benefits, the employee must furnish proof (such as his slip of unemployment compensation) within ten (10) days after the first of the month of termination to the Trust that he is not covered for these benefits for each of the three (3) months following his termination.

d. The Employer shall notify the Union in writing at least thirty (30) days prior to the closing or moving of his plant and the consequent termination of employees. Should the above plant movement or closing be the result of causes beyond the control of the Employer, the thirty (30) days notice shall not apply.

                          ARTICLE XIX - LEADMEN

Leadmen will be selected and specifically assigned as needed by the Employer.

It is intended that Leadman shall be working Leadmen and shall perform regular work assignments as well as having the responsibility for providing guidance, direction and instruction to his assigned group for which he shall be paid $1.00 (one dollar) above the contract base rate of the highest classification led.

Leadman shall not perform the functions of Supervisors as that term is used in the Labor-Management Act of 1974 as amended.

                   ARTICLE XX - DURATION OF AGREEMENT

A. This agreement shall become effective January 1, 1996, and will remain in full force and effect until December 31, 1998, and from year to year thereafter unless either party serves written notice of its desire to modify, amend or terminate this Agreement sixty (60) days prior to December 31, 1998.

B. In the event either party gives written notice of his desire to modify this Agreement, the parties shall meet no later than forty-five (45) days prior to the anniversary date for the purpose of negotiating the desired amendments of modifications.

C. This Agreement, when signed, shall supersede and replace all prior agreements and understandings affecting the employees covered hereby.

D. In the event any clause or provisions of this Agreement be tendered or declared invalid by reason of any existing or subsequently enacted legislation or by decree of a court of competent jurisdiction, such invalidation of such part or portion of this Agreement shall not invalidate the remaining, portions hereof, and they shall remain in full force and effect.

E. No employee shall suffer a reduction in his hourly rate of pay or in his hourly rate of premium pay because of adoption of this Agreement.

F. In witness whereof, the parties hereto have executed this Agreement by their respective officers duly authorized to do so this November 29, 1995.

                             FOR THE EMPLOYER
                       SIMPSON STRONG-TIE CO., INC.
                               BREA BRANCH


     /s/DICK PERKINS                          /s/DAVE BBASTIAN
     ---------------                          ----------------
     Dick Perkins                             Dave Bastian
     General Manager                          Plant Manager


     /s/PAUL LARSEN
     --------------
     Paul Larsen
     Plant Superintendent


                              FOR THE UNION
                          TOOL AND DIE CRAFTSMEN


     /s/PHILIP H. WEIR                        /s/PAT LEVAI
     -----------------                        ------------
     Philip H. Weir                           Pat Levai
     Business Representative


     /s/TERRENCE LAUFER                       /s/PAUL MORRIS
     ------------------                       --------------
     Terrence Laufer                          Paul Morris

                            APPENDIX A - WAGES

Section 1. Classification and Rates of Pay

                                Tool &       Machinery
       Effective Date        Die Maker      Repairman
     ------------------      ---------      ----------
     November 28, 1995         $22.90         $21.00
     January 1, 1997           $23.30         $21.40
     January 1, 1998           $23.65         $21.75

The Shift Premium for Tool and Die Maker or Machinery Repairman shall be $.50 (fifty cents) per hour.

Shift Premium for Apprentices shall be a percentage of the Tool & Die
Rate.

Section 2. Red Circle Classification

a. The Union and Employer agree that there may be Tool & Die Union members governed by this contract whose skills and abilities fall outside of those of a journeyman tool and die maker or machinery repairman, and who deserves compensatory recognition.

b. Any Tool and Die member who is paid a straight time hourly rate of pay higher than provided by his (her) job classification shall be known as a "red circle" rated employee. The reason for the "red circle" rate shall be identified and documented with the individual employee. If the reason for the "red circle" rate changes, the employee may lose the "red circle" rate. The employee will have recourse to the Grievance Procedure.

                    APPENDIX B - JOB CLASSIFICATIONS

TOOL AND DIE MAKER:

A person who has served a four year apprenticeship as a Tool and Die Maker or its equivalent. He must be able, when directed by the Employer, to perform any work required of a skilled Tool and Die Craftsmen.

His primary function is to design, produce, inspect, repair or maintain, plan or alter within the required tolerances, with or without drawings, tools, templates, gauges, jigs, fixtures, metal patterns, cavity work on plastic, die casting and synthetic molds, precision measuring instruments, and all types of dies for forming, drawing, forging, and stamping. He builds special machines which require special tooling and maintains only the special tooling as designed in our certification. He may also do appropriate work on models, development, experimental, surface plate and bench work normally and usually performed by a Tool and Die Craftsmen.

He is capable of operating standard machine tools, heat treating, grinding, laying out, fitting, assembling and performing all other necessary operations thereto within the required tolerances.


MACHINE REPAIRMAN:

A qualified Journeyman who is regularly assigned to repair, overhaul and maintain existing machinery and/or equipment used in the operation of the Employer's plant and make such parts therefore as are within his capacity and ability and who, in the course of his employment, works with the aid of hand or machine tools, with or without drawings, laying out his work when necessary, setting up machines and working to specified tolerances.

A regularly employed Machine Repairman may be required to move, dismantle, assemble and install machinery and/or equipment in the Employer's plant.

A regularly employed Machine Repairman may be required to service, dismantle, maintain, and repair machinery or equipment outside the employer's plant, where machinery is leased, sold or serviced by the Employer.


MACHINERY REPAIR HELPER:

A maintenance employee who works at the direction and under the supervision of a maintenance leadman or a qualified machinery repair journeyman to assist in repairing, overhauling, maintaining, and installing machinery, as necessary. Will work independently on tasks related to safety inspection and preventative maintenance, at the direction of the maintenance leadman.

            APPENDIX D - SICK LEAVE PLAN SUPPLEMENTING U.C.D.
                    OR WORKERS' COMPENSATION INSURANCE

Section 1. General Purpose

The general objective of this plan, which shall become effective June 1, 1977, is to provide employees with wage stability during long term illness or injury. This protection shall cover only that number of days, weeks, or months (as set forth in Section 2 below) during which the employee would have been working had the employee not been disabled. Excluded from the coverage of this Appendix are all maternity benefits. This program will provide weekly benefit levels on a seven day basis in accordance with the formula set forth below. These weekly benefits are integrated with benefits received from the State Unemployment Disability Fund or Workers' Compensation benefits. The daily benefit will be one-seventh of the weekly benefit.

        Classification                   Weekly Benefit
     --------------------     ------------------------------------
     Tool and Die Maker &     Supplemental Sick Leave - 1st Year -
     Machine Repairmen        500.00/wk and for the duration
                              of this Agreement

Section 2. Eligibility and Duration of Benefits

All employees must complete one full year of service from last date of hire to be eligible for any benefits under this Plan. Eligibility and duration of benefits will be determined as follows:

a. Employees with LESS than one year of service with the Company as of April 30th will start accruing benefits on the first of the month following the month in which they complete one full year of service as outlined below:

                                   Number of
     Length of Service          Days Supplemental
       In Months               Sick Leave Benefits
     -----------------         -------------------

     12 months or less         None
     13 months                 1 calendar day
     14 months                 2 calendar days
     15 months                 3 calendar days
     16 months                 5 calendar days
     17 months                 6 calendar days
     18 months                 7 calendar days
     19 months                 8 calendar days
     20 months                 9 calendar days
     21 months                 11 calendar days
     22 months                 12 calendar days
     23 months                 13 calendar days

b. Employees with MORE than one year of service with the Company as of April 30th of any year will have the duration of their benefits for the entire sick leave year computer as of April 30th at the same time that vacation benefits are determined.

Duration of benefits shall be as follows:

                                                 Number of
                                             Days Supplemental
       Length of Service in Months          Sick Leave Benefits
     ------------------------------         -------------------
     1 year but less than 2 years            14 calendar days
     2 years but less than 3 years           28 calendar days
     3 years but less than 5 years           56 calendar days
     5 years but less than 10 years          91 calendar days
     10 years and over                       182 calendar days

c. The benefits of this plan shall not be paid to any employee who ceases active full time work for any reason other than an illness or accident for which he is paid benefits under the State U.C.D. Program or Workers' Compensation Insurance Program.

In exception to this paragraph where an employee is on layoff and is recalled to work but is unable to work by reason of a disability which qualifies under this plan, he shall be eligible for benefits starting on the date he would have returned to work as a result of the recall.

Section 3. Eligibility and Duration of Sick Leave Benefits

a. Each eligible employee shall be entitled to receive supplemental sick leave pay in any sick leave year, May 1st through April 30th, up to the number of days as determined in Section 2, and in accordance with the schedule of benefits set forth in Section 1, provided that, to qualify for any benefit in the new sick leave year beginning May 1st, an employee must work for the employer in the new sick leave year, a number of days equal to the number of days in the preceding sick leave year for which sick leave benefits were paid.

b. Employees who are on disability on the anniversary date, April 30th, shall be entitled only to the number of days as determined in Section 2, to which they were entitled on the day they ceased active full time work for the Employer by reason of disability.

c. The total benefits to which an employee is entitled under this plan can be applied only once during the sick leave year, .e., May 1st through April 30th. If qualified sick leave absence occurs more than once during a sick leave year, the maximum benefits to which any employee is entitled will be reduced by the amount of benefits already paid during the sick leave year.

d. To be paid supplemental sick leave pay under this plan, the employee must be eligible for, be paid, and present to his employer a copy of the State U.C.D. or Workers' Compensation Insurance benefits paid to him. Upon presentation of this evidence to his employer, he shall receive supplemental sick leave pay as expeditiously as possible (bi-weekly). All such claims must be presented to his employer not later than thirty (30) calendar days after his return to work.

Section 4. General Provisions

a. The Employer's sole obligation under this contract is to provide the benefits outlined herein and there shall be no duplicate or overlapping benefits paid under this contract, i.e., no supplemental sick leave pay shall be paid for any day for which the employee is also entitled to pay for any reason under this contract.

b. Only full day sick leave payments will be made. No supplemental pay shall be paid for partial work days lost.

c. Working days lost for which supplemental sick leave payments made under this plan shall not be considered as time worked for any purposes in this contract except as otherwise provided in Paragraph (a) 3 of
Section 3 of Article IX - Vacations.

d. The benefits in this plan shall not apply to disability not covered by U.C.D. or Workers' Compensation Insurance. In any case, the waiting period provided under U.C.D. or Workers' Compensation Insurance shall apply before benefits shall be paid.

e. Satisfactory evidence of disability is a prerequisite to participation in the benefits provided by this plan. Qualification for U.C.D. or Workers' Compensation benefits is not necessarily in and of itself considered satisfactory evidence of disability for purposes of this plan. Further, the Employer, at his discretion and at his expense reserves the right to have his own physician examine an employee participating or seeking to participate. If Such examination reveals that there is not satisfactory evidence of disability, the benefits under this plan shall cease until the matter is resolved. If the matter is not resolved it may be referred to the Grievance Procedure.

f. In order to qualify for benefits, the employee has the responsibility for taking all proper steps to insure early recovery. Such steps may include the attendance of a qualified physician and the purchase of drugs, medicines, medical supplies and hospitalization service as necessary.

g. Upon request of the Employer the employees shall furnish to the Employer, the doctor's estimate of the date that the disability will terminate and the employee will resume his regular or customary work. This information is recorded in Question 24 of the current State U.C.D. Claim Form.

                       OFFICIAL MINUTES NUMBER ONE

Subject: Employer Liability for Employees' Personal Hand Tools

The firms covered by this Agreement were notified by letter on April 1, 1968 and again on June 1, 1977 about the above noted subject.

     Dated April 1, 1977

     FOR THE EMPLOYER                FOR THE UNION


     /s/JOHN B RICHARDS              /s/PHILIP H. WEIR
     ------------------              -----------------
     John B. Richards                Philip H. Weir


                       OFFICIAL MINUTES NUMBER TWO

Subject: Special Tooling

Special tooling is defined as any tool, die, jig, fixture that participates in the handling, aligning, feeding, rejecting, altering and assembling of production parts r parts in machine.

     Dated April 28, 1971

     FOR THE EMPLOYER                FOR THE UNION


     /s/JOHN B RICHARDS              /s/PHILIP H. WEIR
     ------------------              -----------------
     John B. Richards                Philip H. Weir

(20)  ATTENDANCE INCENTIVE PROGRAM

The intent of the attendance incentive program is to reward employees for having perfect attendance during each quarter of the year.

a. Effective January 1, 1996, through December 31, 1998, the award amount shall be a day off with pay or a day's pay.

b. An employee shall be considered as being eligible for not missing any regular time that has not been Company approved in the previous three (3) months. The day's are accumulative for the year, then must be taken or paid.

c. April 1, July 1, October 1, and January 1 shall be used for the purpose of computing the previous three (3) months period.

d. The exceptions for perfect attendance will be limited to vacations, funeral leave, jury service, holidays, one sick day per quarter and one day of lost time for each industrial injury per quarter excluding the day of the injury.



     /s/DAVE BASTIAN                 /s/PHILIP H. WEIR
     ---------------                 -----------------
     Signed for the Company          Signed for the Union

     APRIL 18, 1996
     --------------
     Date